Exhibit 15.1

October 29, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated October 29, 2009 on our review of interim financial information of NSTAR for the three-month and nine-month periods ended September 30, 2009 and 2008 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2009 is incorporated by reference in its Registration Statements on Form S-3 (Nos. 333-162401 and 333-155779), Form S-4 (No. 333-78285) and on Form S-8 (Nos. 333-142595, 333-160263, and 333-87272).

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP